UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	369 N. New York Ave., Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 4, 2024, CTO Realty Growth, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters named in Schedule A thereto (collectively, the “Underwriters”) to issue and sell (the “Offering”) 1,500,000 shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”) at a public offering price of $20.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 225,000 shares of Series A Preferred Stock, solely to cover over-allotments, which the Underwriters exercised with respect to 218,417 shares on April 9, 2024. The Offering of the 1,718,417 shares of Series A Preferred Stock (including the 218,417 shares of Series A Preferred Stock being issued pursuant to the Underwriters’ option) is expected to close on April 11, 2024, subject to customary closing conditions.

The shares of Series A Preferred Stock sold in the Offering will constitute an additional issuance of shares of Series A Preferred Stock, with 2,978,808 shares of Series A Preferred Stock currently issued and outstanding (the “Outstanding Series A Preferred Stock”). The shares of Series A Preferred Stock sold in the Offering will be treated as a single series with and have the same terms as the Outstanding Series A Preferred Stock. The Offering is being conducted pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-267819), including the base prospectus, dated October 26, 2022, as supplemented by the prospectus supplement, dated April 4, 2024.

The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The foregoing summary of the terms of the Underwriting Agreement in this Item 8.01 is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

In connection with the Offering, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the shares, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to tax matters.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated as of April 4, 2024, between the Company and Raymond James & Associates, Inc., as representative of the Underwriters named in Schedule A thereto.
5.1	Opinion of Venable LLP
8.1	Tax opinion of Vinson & Elkins L.L.P. as to certain U.S. federal income tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTO REALTY GROWTH, INC.

By:	/s/ John P. Albright
Name:	John P. Albright
Title:	President and Chief Executive Officer

Date: April 10, 2024